Exhibit 10.16

Israel Amplify Program Corp.

c/o Sphera Fund

10 E. 53rd Street, Suite 1301, 13th Floor

New York, New York 10022

May 10, 2021

Sphera SPAC, Limited Partnership

Platinum House

21 Ha’arba’ah Street

Tel Aviv 64739, Israel

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the date (the “Effective Date”) that securities of Israel Amplify Program Corp. (the “Company”) are first listed on the New York Stock Exchange and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 (File No. 333-254774) filed with the Securities and Exchange Commission for the initial public offering (the “IPO”) of the Company’s securities) (such earlier date hereinafter referred to as the “Termination Date”), Sphera SPAC, Limited Partnership or an affiliate of Sphera SPAC, Limited Partnership (the “Provider”) shall (i) take steps directly or indirectly to make available, or cause to be made available, to the Company certain office space, secretarial and administrative services as may be reasonably required by the Company from time to time, situated at 10 E. 53rd Street, Suite 1301, New York, New York, 10022 (or any successor location of the Provider) and (ii) make available one of its employees or an employee of one of its affiliates, to act as Chief Financial Officer of the Company. In exchange therefor, the Company shall pay the Provider a sum of $10,000 per month on the Effective Date and continuing monthly thereafter on the first day of each month until the Termination Date.

The Provider hereby (i) agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s IPO will be deposited (the “Trust Account”), (ii) irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber, or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account and (iii) agrees that it will not seek recourse against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties hereto may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party; provided that the Provider may assign this letter agreement to an affiliate without the prior written approval of the Company.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction and the venue for any action taken with respect to this Agreement shall be any state and federal court in New York County in the State of New York.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Sincerely,

ISRAEL AMPLIFY PROGRAM CORP.

/s/ Timothy P. Surzyn
Name: Timothy P. Surzyn
Title: CFO

AGREED AND ACCEPTED BY:

Sphera SPAC, Limited Partnership, as Provider

by Sphera SPAC holdings LTD, as general partner

By:	/s/ Ron Senator
Name: Ron Senator
Title:

By:	/s/ Neomi Elpeleg
Name: Neomi Elpeleg
Title: CFO

[Signature Page to Administrative Services Agreement]